Exhibit 99.1

Key Energy Services, Inc.
News Release

For Immediate Release:

Contact: John Daniel

Wednesday, December 8, 2004

(432) 620-0300

KEY ENERGY ANNOUNCES AGREEMENT TO SELL ITS U.S. LAND DRILLING OPERATIONS

MIDLAND, TX, December 8, 2004 — Key Energy Services, Inc. (NYSE: KEG) announced today that it has signed a definitive agreement with Patterson-UTI Energy, Inc. (NASDAQ: PTEN) to sell the assets of its U.S. land drilling operations.  The Company will be paid approximately $62 million in cash and will retain approximately $10 million in working capital of the business, net of other liabilities.  This business unit consists of 25 active rigs in the Permian Basin, San Juan Basin and Rocky Mountain regions.  In addition, the Company’s land drilling business includes 10 stacked rigs as well as heavy haul transport vehicles and other related drilling equipment.   The active rigs are mechanical with an average of approximately 700 horsepower and depth ratings of approximately 10,000 feet.   The Company will incur a loss on the sale of these assets; however, the final amount of the loss cannot be determined until such time that the Company’s restatement process is complete.  The Company is currently determining the estimate of this loss and will disclose such amount in a Current Report on Form-8-K.

Commenting on the transaction, Dick Alario, Chairman and CEO, stated, “Our objective is to focus on our core production services and thus, the Company determined that its land drilling operations were not integral to this strategy.  Key has been in the land drilling business for many years; however, it now represents a small component of the overall Company.  We anticipate closing the sale of this business within the next month and intend to use the proceeds for working capital purposes and to repay borrowings under our revolving credit facility.”  The current amount outstanding under the Company’s revolving credit facility is $48 million.

Completion of the asset sale is subject to antitrust clearance and other customary closing conditions.  The purchaser has the right to terminate the agreement if there is material adverse change affecting the land drilling business.

Simmons & Company International served as financial advisor to Key for this transaction.

Key Energy Services, Inc. is the world’s largest rig-based, onshore well service company.  The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding future activity levels, competition,  pricing increases, demand for the Company’s services, and international business developments.   These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to, risks that could hinder or prevent closing of the sale of the assets of the Company’s land drilling business, such as failure to obtain antitrust clearance, failure of other closing conditions, occurrence of a material adverse effect on the business, or commencement of litigation affecting the consummation of the transaction; uncertainties regarding the amount and timing of repayments of loans under the Company’s revolving credit facility; risks and uncertainties that could affect the Company’s ability to grow and focus on its core production services, including the risk that the Company will not execute on its operating plan, including whether  the Company will be able to achieve pricing increases or to achieve other initiatives such as realizing on international opportunities; risks related to market demand, including the impact of commodity prices.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.